UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2020

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220 Boca Raton, FL 33431
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On and effective as of March 20, 2020, each of Dr. Brian Bernick, Mr. John C.K. Milligan, IV and Mr. Nicholas Segal resigned from the board of directors (the “Board”) of TherapeuticsMD, Inc., a Nevada corporation (the “Company”), and any committees thereof. None of Dr. Bernick or Messrs. Milligan or Segal resigned as the result of any disagreement with the Company. Following their resignations from the Board, Mr. Milligan, the Company’s President and Secretary, and Dr. Bernick, a Co-Founder of the Company, will continue to serve as full-time employees of the Company.

(d)

On and effective as of March 20, 2020, the Board appointed each of Paul Bisaro and Dr. Gail Naughton as directors to fill two of the vacancies created by the resignations of Messrs. Bernick, Milligan and Segal from the Board. Mr. Bisaro and Dr. Naughton will serve until the Company’s 2020 Annual Meeting of Stockholders and until his or her respective successor is duly elected or appointed or his or her earlier death or resignation. As of March 20, 2020, following the aforementioned resignations and appointments, there were 11 authorized directors of the Company with one vacancy.

The Board has determined that each of Mr. Bisaro and Dr. Naughton is independent under the rules of the Nasdaq Global Select Market. Mr. Bisaro and Dr. Naughton have not yet been appointed to any committees of the Board. As directors of the Company, Mr. Bisaro and Dr. Naughton will each receive compensation in the same manner as the Company’s other non-employee directors, described in the section entitled “Director Compensation” in the Company’s 2019 Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2019.

There are no arrangements or understandings between either Mr. Bisaro or Dr. Naughton and any other person pursuant to which such persons were appointed as directors of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which either Mr. Bisaro or Dr. Naughton was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Item 7.01	Regulation FD Disclosure.

On March 24, 2020, the Company issued a press release announcing the resignations of Dr. Bernick and Messrs. Milligan and Segal from the Board and the concurrent appointments of Mr. Bisaro and Dr. Naughton to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release from TherapeuticsMD, Inc., dated March 24, 2020, entitled “TherapeuticsMD Strengthens Board with Appointment of Industry Leaders”.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTICSMD, INC.

Date:	March 24, 2020	By:	/s/ Daniel A. Cartwright
Daniel A. Cartwright Chief Financial Officer